UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

CYBERSPACE VITA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-141929	14-1982491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Cond. Madrid Suite 304, 1760 Loiza Street
San Juan, Puerto Rico 00911

(Address of principal executive offices) (zip code)

(787) 641-8447

(Registrant’s telephone number, including area code)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Cyberspace Vita, Inc. (“Cyberspace Vita” or the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company’s management believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Company’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On May 11, 2017, Cyberspace Vita, Inc., a Nevada corporation (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) with Peter Zachariou, the majority shareholder of the Company (the “Shareholder”), Project 1493, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (“1493”), and the sole member of 1493 (the “Member”), pursuant to which the Member transferred all of the outstanding membership interests of 1493 to the Company in exchange for 16,690,912 restricted shares of common stock of the Company (the “Exchange Shares”), warrants to purchase up to 3,000,000 shares of common stock at an exercise price of $0.50 per share for a period of three (3) years from the date of issuance (the “Exchange Warrants”) and 1,000 shares of Series A Preferred Stock that grants the holders thereof fifty-one percent (51%) voting power (the “Preferred Shares” and together with the Exchange Shares, and the Exchange Warrants, the “Exchange Securities”). The transaction closed on May 11, 2017 (the “Closing Date”).

In connection with the Exchange Agreement, the Company is withholding one hundred thousand (100,000) shares of common stock of the Shareholder for a period of six (6) months, subject to certain post-closing conditions.

As a result, 1493 became a wholly-owned subsidiary of the Company, and the Member acquired a controlling interest in the Company (the “Share Exchange”). For accounting purposes, the Share Exchange was treated as an acquisition of Cyberspace Vita and a recapitalization of 1493. 1493 is the accounting acquirer, and the results of its operations carryover. Accordingly, the operations of Cyberspace Vita are not carried over and have been adjusted to $0.

In issuing the Exchange Securities to the Member, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as, among other things, the transaction did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

In connection with the Exchange Agreement, Alexander Diener, our previous Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director resigned from all of his positions with the Company effective May 11, 2017. Concurrently therewith, Leslie Ball was appointed to serve as our Chief Executive Officer and sole director, and Thomas Gingerich was appointed to serve as our Chief Financial Officer.

Debt Exchange Agreement

On May 11, 2017, the Company also entered into a debt exchange agreement (the “Debt Exchange”) with Fountainhead Capital Management Limited (“Fountainhead”), a related party, whereby Fountainhead agreed to cancel a promissory note in the aggregate amount of $510,652 plus accrued interest of $129,265, which represents all amounts owed to Fountainhead as of the date of the Debt Exchange. As consideration, Fountainhead received an aggregate of 1,800,000 shares of the Company’s common stock, of which 200,000 shares of common stock has previously issued.

2

Private Placement Offering

On May 11, 2017, the Company entered into a subscription agreement (the “Subscription Agreement”) with selected accredited investors (each, an “Investor” and, collectively, the “Investors”). Pursuant to the terms of the Subscription Agreement, the Company offered in a private placement (the “Offering”) a minimum of $1,000,000 and up to a maximum of $3,300,000 of its securities, consisting of (i) shares of its common stock (“Shares”); and (ii) warrants to purchase shares of the Company’s common stock (the “Warrants”). Each Warrant shall be exercisable at any time on or after the date of issuance for a period of three (3) years at an exercise price per share equal to $0.50 per share, subject to adjustment as provided in the agreement evidencing the Warrants. The number of shares of common stock underlying the Warrants is equal to 30% of the number of Shares issued to each Investor in the Offering (the “Warrant Shares”).

The Offering closed on May 11, 2017. The Company issued a total of 8,461,538 Shares and 2,538,462 Warrants to purchase up to 2,538,462 shares of the Company’s common stock, for total gross proceeds of $3,300,000.

The foregoing descriptions of the Exchange Agreement, Debt Exchange and Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, Debt Exchange and Subscription Agreement, filed as Exhibits 10.1, 10.2, and 10.3, respectively, hereto and incorporated herein by reference.

Other Issuances

In connection with the Exchange Agreement, Debt Exchange and Subscription Agreement, the Company issued to certain consultants an aggregate of 3,000,000 shares of common stock and warrants to purchase up to an aggregate of 500,000 shares of common stock at an exercise price of $0.50 per share for a period of three (3) years from the date of issuance.

In connection with the foregoing issuances, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) for transactions not involving a public offering.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on May 11, 2017, we acquired all the issued and outstanding shares of 1493 pursuant to the Exchange Agreement and 1493 became our wholly-owned subsidiary. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein 1493 is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of 1493 have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition of all the issued and outstanding membership interest of 1493, we have now assumed 1493’s business operations as our own and we are no longer a shell corporation as the term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report, on May 11, 2017, we acquired 1493 in a reverse merger acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant were a shell company before a reverse merger transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities under the Exchange Act on Form 10.

As we were a shell company defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) immediately before the transaction, we provide below the information that would be included for the registration of securities on Form 10.

Description of Business

Effective on the Closing Date, pursuant to the Exchange Agreement, 1493 became a wholly-owned subsidiary of the Company. The acquisition of 1493 is treated as a reverse acquisition, and the business of 1493 became the business of the Company. At the time of the reverse acquisition, Cyberspace Vita was not engaged in any business activity.

References to the “Company”, “Project 1493”, “1493”, “we,” “us,” “our” and similar words refer to the Company, unless the context indicates otherwise. References to “Cyberspace Vita” refers to the Company and its business prior to the reverse acquisition.

Summary

Project 1493, LLC is a limited liability company organized under the laws of the Commonwealth of Puerto Rico on March 17, 2017. Cyberspace Vita is a Nevada corporation formed on November 7, 2006. Our offices are located at Cond. Madrid Suite 304, 1760 Loiza Street, San Juan, Puerto Rico 00911, and our telephone number at such address is (787) 641-8447.

3

Business Overview

Cyberspace Vita’s initial business plan was related to the online sale of vitamins and supplements. Effective May 5, 2008, Cyberspace Vita discontinued these operations. Prior to the reverse acquisition, Cyberspace Vita did not have any significant assets or operations.

Project 1493 is a limited liability company organized in Puerto Rico on March 17, 2017. 1493’s business plan relates to the acquisition, development and operation of medical marijuana dispensaries. 1493 intends to initially operate in Puerto Rico and may potentially expand into other markets located within the U.S. and U.S. territories in the future. However, there can be no assurance that we will expand into such other markets.

As described in Item 1.01 above, on May 11, 2017, Cyberspace Vita acquired all of the issued and outstanding membership interests in 1493 pursuant to the Exchange Agreement, in exchange for 16,690,912 restricted shares of common stock of Cyberspace Vita, warrants to purchase up to 3,000,000 shares of common stock at an exercise price of $0.50 per share for a period of three (3) years from the date of issuance, and 1,000 shares of Series A Preferred Stock that grants the holders thereof fifty-one percent (51%) voting power. Thereafter, 1493 became Cyberspace Vita’s wholly owned subsidiary.

Our Business

Cyberspace Vita is a holding company that, through its wholly-owned subsidiary, 1493, is in the business of acquiring, developing and operating medical marijuana dispensaries in Puerto Rico and as of the date of this report, is in the process of acquiring four medical marijuana dispensaries, with a plan to acquire an additional 15 dispensaries over the next 12-18 months. The four facilities that are in the process of being acquired are modelled after those in Denver, Colorado. The four dispensary locations are in the following cities: (1) Fajardo, which is a hub for boating and fishing and a launching port for islands Vieques, Culebra, the U.S. Virgin Islands and the British Virgin Islands; (2) Carolina, which is tourist center near Puerto Rico’s international airport and home of top luxury hotels and casinos; (3) Dorado, which is deemed to be an affluent residential area in Puerto Rico; and lastly (4) San Juan, the capital of Puerto Rico and among the largest cruise destination ports.

We anticipate that all four dispensaries will be operational by July 30, 2017. It is anticipated that costs associated with operating the dispensaries will be approximately $600,000 per dispensary, $100,000 of which will be used to obtain the license to operate, $300,000 for operating capital, $200,000 to complete the facility and for stock inventory. We also anticipate requiring approximately $900,000 for working capital over the next twelve months.

The Company anticipates earning revenue by selling medical marijuana, edibles, pills, creams, patches and oral drops, and paraphernalia such as vaporizes, The average net profit for medical marijuana dispensaries is 20% in the U.S., according to a study conducted by Marijuana Business Daily and the media annual revenue is $1,200,000. We aim to undercut our competition by acquiring our goods at a lower than average cost which we anticipate will allow us to achieve 30% net margins, 50% higher than the industry average.

The Four Dispensaries

The dispensaries that we are in the process of purchasing are located in the following areas, which were chosen based on their strategic location relevant to important factors such as population density, disposable income, and proximity to key commercial and district tourist destinations:

(1)	Carolina: The municipality of Carolina is home to Luis Munos Marin Airport, Puerto Rico’s main airport. With a population density of 177,000, Carolina is a center of manufacturing and commerce. The township has one of the island’s largest shopping areas, Plaza Carolina. Carolina also has a high concentration of young professionals, whom industry trends suggest is a growing user class of medical marijuana. Carolina is also strategically located between San Juan and the east coast of the island. The east coast is home to many of the island’s most spectacular beaches, and a heavy tourist area.

(2)	Fajardo: Fajardo is located in the Northeast coast of the island. It is known for its luxury hotels such as the Waldorf Astoria and the Puerto Del Rey Marina. While its population is only 36,000 it is the watersports capital of the island as well as the primary access point to the Keys of Puerto Rico and the British and U.S. Virgin Islands and thus is a popular tourist spot and a favorite vacation and recreational area for Puerto Rican citizens.

(3)	Dorado: Dorado, situated 15 miles west of San Juan, is a township located on the north shore of Puerto Rico and the wealthiest community on the island with a population of approximately 38,165 people. The municipality’s demographic consists of upper-income and retired residents as well as upper-income tourists. It is also the home to several resort hotels such as Embassy Suites, Sheraton and the Reserve at Ritz Carlton.

(4)	San Juan: the capital of Puerto Rico, is the cultural and historic center of Puerto Rico with the island’s largest population center of 395,326. Well known for the port at Old San Juan, and cruise ships that bring thousands of tourists daily to the island. The hotels, beaches and points of interest in the area attract millions of visitors each year. Our goal in San Juan is to create a flagship store to capitalize on the tourism in this area and build a large local following of patients.

4

Business Model

We plan to operate as a service business specializing in the sale of medical marijuana, edibles and paraphernalia, including, oils, lotions, THC pills, vaporizers, rigs, grinders, t-shirts, hats, logo items, and bongs and pipes with vaporizer attachments through our strategically located dispensaries in Puerto Rico.

We intend to purchase our products from the largest and most sophisticated grower on the island, who operates a state-of-the art facility and currently has over 36 strands available and is able to produce up to 2,000 pounds a week. We anticipate procuring products at a 20% discount to current wholesale market prices. We anticipate that based on such prices, we will realize gross margins of approximately 75%.

We intend to sell and keep inventory of the top 5 selling brands, which will be determined by sales velocity. We intend to use a state-of-art CRM to track our customers, their buying habits and monthly spend. Customer Segments will be categorized by age, occupation and medical condition.

In addition, we will focus on providing the best and most friendly customer service, and provide the highest quality brands and widest variety possible in order to attract repeat business. We expect to realize, although no assurance can be given, approximately 30% net margins on edibles, with 50% net margins on edibles and paraphernalia.

Revenue Streams:

We anticipate that revenues will be generated from the following:

●	Medical Cannabis, up to 10 strains in each dispensary.
●	Derivatives (oils, lotions, edibles, THC pills)
●	Paraphernalia (vaporizers, grinders, rigs, bongs and pipes with vaporizer attachments)
●	Clothing (hats, t-shirts, logos)

Cost Structure: We intend to price our product at below market rates, however we intend to market certain items as “boutique” items, such as gourmet style edibles or exotic strains and clothing and paraphernalia.

Marketing

Our marketing and sales strategy will be aimed at generating long-term, repeat customers, as well as attracting tourists who visit the island who wish to purchase medical marijuana. In order to generate repeat customers, we intend to provide the highest quality medical marijuana, at the lowest possible cost to insure we build a loyal customer base. Further, we intend to train all of our employees to provide excellent customer service.

At this time Puerto Rico only allows digital advertising for medical marijuana. Thus, we intend to leverage the Internet and social media platforms, including, Instagram, Facebook, Twitter, YouTube, Google+, LinkedIn, the Yellow Pages online, YELP and over 50 marijuana websites we have identified. Our marketing will focus on the wide variety of our cannabis products and their high quality and low cost point relative to our competition.

We also intend to utilize blogs, micro-ads, testimonial interviews, articles and deploy this media across all social media channels and websites accessed by our customer targets.

Capital Requirements and Use of Proceeds

On May 11, 2017, we completed the Offering in which we sold to shares of our common stock and warrants to selected accredited investors for total gross proceeds of $3,300,000, the proceeds of which will be used for opening and the operation of our four (4) dispensaries.

As noted above, we anticipate that the costs associated with opening and operating the dispensaries will $600,000 for each dispensary, as follows:

1.	$100,000 representing costs associated with obtaining the business license;
2.	$300,000 for working capital for the next 12 months;
3.	$100,000 to complete the build out of each dispensary; and
4.	$100,000 for equipment and starting inventory,

It is also anticipated that the remainder from the proceeds received from the Offering will be used for general working capital.

5

Competition

We face significant competition in all aspects of our business. Specifically, we face competition from a number of companies that operate dispensaries in the legal cannabis market within the United States and U.S. territories.

While such competition exists within the industry as a whole, there is limited competition in Puerto Rico. Currently, there are seven dispensaries with approved licenses in Puerto Rico, and one of the seven is currently closed for lack of proper permits. There are 170 pre-qualified dispensary licenses, but it is expected that only 70-80 of those pre-qualified dispensary licenses will meet all the government criteria and will have the necessary funding to operate.

We also anticipate additional competition from the unauthorized sale and purchase of cannabis through the “black market” in Puerto Rico, which is estimated by the government at $200 million annually. While we deem the “black market” to be a major competitor, we believe, although no assurance can be given, that we can transition those consumers by offering a greater variety of product at competitive prices.

Competitive Strengths

Consumers generally choose their dispensary based on several factors, including proximity to where they live and work, price, quality, variety and the overall service experience. We believe that our advantage stems from our relationships with our supplier. Our supplier, who operates a state-of-the art facility, has over 36 strands available and can produce up to 2,000 pounds a week. Our supplier, the largest in Puerto Rico in total production capacity, has agreed to sell products to us at reduced prices which we believe will allow us to achieve 75% gross margins, all while maintaining a major price advantage over competitors.

We also believe we possess certain other competitive strengths and advantages in the industries in which we operate:

Range of Services. We are able to leverage our breadth of services and resources to deliver comprehensive, integrated solutions to companies in the cannabis industry—from operational, compliance and marketing consulting to products, security and financing services.

Strategic Alliances. We are dedicated to growing through strategic acquisitions, partnerships and agreements that will enable us to enter and expand into new markets. Our strategy is to pursue alliances with potential targets that have the ability to generate positive cash flow, effectively meet customer needs and supply desirable products, services or technologies, among other considerations. We anticipate that strategic alliances will play a significant role as more states pass legislation permitting the cultivation and sale of hemp and cannabis.

Regulatory Compliance. The state laws regulating the cannabis industry are changing at a rapid pace. Currently, there are 28 U.S. states, the District of Columbia and the territories of Guam and Puerto Rico that have created a legislative body to manage the medical cannabis industry. Eight of those states also allow recreational use. We plan to take such steps necessary to ensure that all aspects of our operations are in compliance with all laws, policies, guidance and regulations to which we are subject and providing an opportunity to our customers and allies to use our services in order to ensure that they, too, are in full compliance are both critical components of our business plan.

Industry Knowledge. We continue to create, share and leverage information and experiences with the purpose of creating awareness and identifying opportunities to increase shareholder value. Our management team has business expertise, extensive knowledge of the cannabis industry and closely monitors changes in legislation. We intend to work with partners who will enhance the breadth of our industry knowledge.

Lending Capabilities. In February 2014, the Treasury Department issued guidelines for financial institutions dealing with cannabis-related businesses. Nevertheless, many banks and traditional financial institutions refuse to provide financial services to cannabis-related businesses. We plan to provide finance and leasing solutions to market participants using the FinCEN guidelines as a primary guide for compliance with federal law.

The Cannabis Industry—Market Opportunity

The legal cannabis markets in the United States are expanding rapidly. There are now twenty-eight states and Washington, D.C., with medical cannabis programs and eight of these states (Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington), plus Washington, D.C. have also legalized cannabis for recreational use.

We believe the market will continue to rapidly expand as existing states broaden the definition of the approved uses for cannabis (i.e. from medicinal to recreational use) and additional states legalize cannabis for at least some other purposes. Despite the fact that the Federal Controlled Substances Act makes the use and possession of marijuana illegal on a national level, recent guidance from the federal government suggests that it will continue to tolerate legalization at the state level, especially when backed by strong and effective regulation. We believe it is significant that in 2016, the Congressional Spending Bill specifically prevented the Justice Department from spending money to enforce the federal ban on growing or selling cannabis in states where cannabis has been approved.

The Company believes that not since the repeal of Prohibition in 1933, has a consumer product business opportunity of this magnitude been created simply by changes in the law. According to an IBISWorld report, the cannabis industry is expected to achieve rapid growth over the next five years. We believe the industry will continue to benefit from increasingly favorable attitudes towards medical cannabis-based treatments and applications as acceptance and legitimacy of cannabis continues to grow.

6

Our target markets are those where states or U.S. territories have legalized the production and use of cannabis, such as Puerto Rico and, eventually, Colorado. According to published reports, Colorado’s cannabis industry reported estimated wholesale and retail sales during calendar years 2016 and 2015 of $1,313 million and $996 million, respectively.

Most recently, voters in California, Nevada, Maine and Massachusetts approved ballot measures to legalize cannabis for adult recreational use, bringing the total number of states with legalized recreational cannabis use to eight, in addition to the District of Columbia.

As of December 31, 2016, 28 U.S. states, the District of Columbia and the territories of Guam and Puerto Rico have legalized the use of cannabis for medical use in some form, including five states in 2016 alone. While it is difficult to estimate the amount of time it would take for a state to establish regulations relating to the sale of cannabis, or for those businesses engaged in this activity to begin generating revenue from operations, we anticipate, but no assurance can be given, that for new states legalizing the medical use of cannabis, revenues will begin to be realized in 2018 and 2019.

Continued development of the regulated cannabis industry depends on continued legislative authorization at the state level. Progress, while encouraging, is not assured and any number of factors could slow or halt progress in the cannabis industry.

Puerto Rico – a Unique Market Opportunity

Puerto Rico benefits from a large and growing tourism industry. According to an article published by Travel Pulse in March 2016 and by PRT Newswire dated December 2016, Puerto Rico’s tourism doubled from 5 million visitors in 2015 to 10 million in 2016. Importantly, patients who hold a license to buy medical marijuana in the 28 states where it is now legal may use their patient license to purchase marijuana at Puerto Rico’s dispensaries.

The Academic Sciences of Puerto Rico (ASPR), in collaboration with the Cannabis Doctors of Puerto Rico, conducted a certification program for doctors to obtain the Health Department (HD) license and recommended medicinal cannabis to nearly 200,000 patients. Based on such, and considering that Puerto Rico is an island with a population of 3.5 million, there is a potential market of 200,000 patients, or 6% of Puerto Rico’s current population. In addition, there is a potentially very large market opportunity presented by the burgeoning tourist industry. If only 2% of the tourist visiting Puerto Rico purchase medical marijuana, that would add another 200,000 patients on an annual basis or an average of approximately 18,000 patients per month.

We believe our initial locations present significant revenue potential and growth opportunity. We have strategically picked our initial locations based on the following factors: population density, disposable income, and proximity to commercial and districts tourist destinations.

Medical Cannabis Market

The last five years have seen a dramatic shift in public opinion on medical marijuana, which is reflected in the direction of individual states toward legalization. A Quinnipiac Poll published by Politico on June 6, 2016 showed 89% of registered voters in the United States favor the use of medically prescribed cannabis. Twenty-eight states and Washington, D.C., have enacted medical cannabis laws, and there are approximately 1.2 million registered patients within these states. The five states with the largest known current medical marijuana patient populations are: California, Colorado, Michigan, Oregon and Washington.

Cannabis is used for medicinal purposes and has proven to be an effective treatment for pain relief, inflammation and a number of other medical disorders. According to an IBISWorld report, new medical research and changing public opinion have boosted industry growth.

Doctors may prescribe ‘legalized’ medical cannabis in approved states where patients can receive a “recommendation” from a state-approved, licensed physician for the treatment of certain conditions specified by the state. Medical cannabis is being used to treat severe or chronic pain, inflammation, nausea and vomiting, neurologic symptoms (including muscle spasticity), glaucoma, cancer, multiple sclerosis, post-traumatic stress disorder, anorexia, arthritis, Alzheimer’s, Crohn’s disease, fibromyalgia, ADD, ADHD, Tourette’s syndrome, spinal cord injury and numerous other conditions. Cannabis oil has also been proven effective in treating epileptic seizures in children.

Recreational Cannabis Market

Eight states have legalized recreational cannabis – Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Washington, plus Washington, D.C. In November 2012, Colorado voters legalized recreational marijuana use. This history-changing legislation created a window of opportunity for the commercialization and state taxation of a plant group that has, until recently, been virtually untouchable and has set the wheels in motion for other states to follow. In July of 2014, Washington State launched its recreational program, while Oregon and Alaska and the District of Columbia voted to introduce recreational programs commencing in 2015. In November 2016, California, Maine, Massachusetts, and Nevada all passed ballot initiatives for the legalization of recreational cannabis. A Gallup Poll survey from October 2016 showed that 60% of Americans are in favor of legalizing cannabis.

7

Government and Industry Regulation

Cannabis is currently a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in Colorado with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this filing, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. The Cole Memo ultimately emphasizes the need for robust state regulation of marijuana. The memorandum “rests on its expectation that state and local governments that have enacted laws authorizing marijuana-related conduct will implement strong and effective regulatory and enforcement systems that will address the threat those state laws could pose to public safety, public health, and other law enforcement interests.” In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations.

Additional existing and pending legislation provides, or seeks to provide, protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis. The Rohrabacher-Farr Amendment to the Commerce, Justice, Science and Related Agencies Appropriations Bill, which funds the DOJ, prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. The Rohrabacher-Farr Amendment is effective through April 28, 2017, but as an amendment to an appropriations bill, it must be renewed annually. The Compassionate Access Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) has been introduced in the U.S. Senate, which proposes to reclassify cannabis under the CSA to Schedule II, thereby changing the plant from a federally criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

However, as of the date of this filing, neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 has been enacted, the Rohrabacher-Farr Amendment has not yet been renewed beyond April 28, 2017, and the new administration under President Trump has not yet indicated whether it will change the previously stated policy of low-priority enforcement of federal laws related to cannabis set forth in the Cole Memo or the FinCEN Guidelines. The Trump administration could change this policy and decide to strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government. However, once we commence operations, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

8

Absent any future changes in cannabis-related policies under the Trump administration, we intend to remain within the guidelines outlined in the Cole Memo and the FinCEN Guidelines, where applicable; however, we cannot provide assurance that we are in full compliance with the Cole Memo, the FinCEN Guidelines or any applicable federal laws or regulations.

Licensing and Local Regulations

Where applicable, we will apply for state licenses that are necessary to conduct our business in compliance with local laws. Local laws at the city, county and municipal levels add a layer of complexity to legalized cannabis. Despite a state’s adoption of legislation legalizing cannabis, cities, counties and municipalities within the state may have the ability to otherwise restrict cannabis activities, including but not limited to cultivation, retail or consumption.

Zoning sets forth the approved use of land in any given city, county or municipality. Zoning is set by local governments or local voter referendum, and may otherwise be restricted by state laws. For example, under certain state laws a seller of liquor may not be allowed to operate within 1,000 feet of a school. There may be similar restrictions imposed on cannabis operators, which will restrict where cannabis operations may be located and the manner and size to which they can grow and operate. Zoning can be subject to change or withdrawal, and properties can be re-zoned. The zoning of our properties will have a direct impact on our business operations.

Regulatory Environment

The regulatory status of the cannabis industry is shifting rapidly at the state level, with momentum toward a change at the federal level through pressure on the U.S. Congress and the White House. Current federal regulations classify cannabis as a Schedule 1 substance, defined as “drugs with no currently accepted medical use and a high potential for abuse.” This drug classification also includes heroin, LSD and ecstasy.

The legal cannabis industry has evolved considerably over the past 3-5 years. We believe the industry has reached the tipping point for legalization through pressure from citizens’ groups in individual states for the legalization of medical and/or recreational marijuana. As reported by Pew Research Center in April 2015, nearly half (49%) of Americans say they have tried marijuana, and 12% have tried it within the past year.

In a national poll in October 2014 by Third Way, a public policy think tank, 78% of respondents favored allowing individuals to use marijuana for medical purposes if “recommended” by a doctor. This trend is further illustrated in recent surveys of public opinion for marijuana legalization rapidly outpacing opposition. A majority of Americans now favor broad legalization of marijuana. Opinions have changed drastically since 1969, when Gallup first asked the question and found that just 12% favored legalizing marijuana use compared to 89% as of June 6, 2016 showed 89%.

Millennials (currently 18-34) have been in the forefront of this change: 68% favor legalizing marijuana use, by far the highest percentage of any age group. But across all generations - except for the Silent Generation (ages 70- 87) – support for legalization has risen sharply over the past decade. Third Way also found that 67% of respondents favor Congress passing a bill giving states that have legalized marijuana a safe haven from federal marijuana laws, so long as they have a strong regulatory system, and when given an option of state or federal control, 60% favor states’ control in deciding whether to legalize marijuana.

Public support has given rise to the passage of new marijuana laws and regulations in a number of states, as well as multiple legal reforms on legislative dockets. Each state’s legal environment is unique, making it critical for businesses to know and understand the regulatory landscape on a state-by-state basis.

Another regulatory variable adding to the complexity of the legal cannabis market are the local laws at the municipality and county levels. Even when a state enacts legislation legalizing cannabis, each level of local government has the right to exercise restrictions on cannabis activities, such as retail, consumption, transportation and cultivation. Zoning is an area of particular concern, which is set forth at the local level. This can restrict where businesses can be located and the manner and size in which they operate. Understanding individual state’s laws and local regulations requires business operators and investors to account for multiple levels of regulatory compliance, such as how marijuana may be sourced, processed, distributed, and to whom, where and how it may be sold.

State Legal Status

While new state-level legalization efforts continue to expand the number of states involved in the cannabis industry, only a handful of existing states have any meaningful full-scale operations for the cultivation and distribution of cannabis. This presents a significant growth opportunity for investment over the next several years as the existing legalized states and new states’ markets come online.

9

●	Medical Cannabis Legalization - 28 states have legalized medical marijuana, plus Washington, D.C. and the U.S. territories of Guam and Puerto Rico
●	Recreational Cannabis Legalization - 8 states (AK, CA, CO, ME, MA, NV, OR, WA, plus Washington, D.C.) have passed laws that allow for adult recreational use of marijuana

Federal Legal Status

Cannabis is still classified as an illegal substance in the U.S. The Drug Enforcement Agency (“DEA”) and the Food and Drug Administration (“FDA”) currently classify cannabis as a Schedule 1 drug under the Controlled Substances Act. The classification makes cannabis illegal under federal law to cultivate, manufacture, distribute or possess cannabis, and has created a discrepancy between state’s rights and federal law.

This discrepancy has created a complicated environment for cannabis businesses in regards to restrictive banking regulations, interstate trade, IRS tax code and federal bankruptcy laws, especially for companies that directly “touch the plant” such as growers and distributors. For example, FinCEN provided guidance regarding how financial institutions can provide services to cannabis-related businesses consistent with their BSA obligations. While we believe we do not qualify as a financial institution in the United States, we cannot be certain that we do not fall under the scope of the FinCEN guidelines. We plan to use the FinCEN Guidelines, as may be amended, as a basis for assessing our relationships with potential tenants, clients and customers. As such, as we engage in financing activities, we intend to adhere to the guidance of FinCEN in conducting and monitoring our financial transactions. Because this area of the law is uncertain but expected to evolve rapidly, we believe that FinCEN’s guidelines will help us best operate in a prudent, reasonable and acceptable manner. There is no assurance, however, that our activities will not violate some aspect of the CSA. If we are found to violate the federal statute or any other in connection with our activities, our company could face serious criminal and civil sanctions.

Additionally, because the possession or distribution of cannabis violates federal law, banks that provide services may face the threat of prosecution or sanctions and thus we may have difficulty acquiring or maintaining bank accounts and insurance, and our stockholders may find it difficult to deposit their stock with brokerage firms.

The banking issues created by the federal laws have required the cannabis industry to focus on viable alternatives and have created opportunities for new providers, from finance companies to security and software firms. The issue of interstate trade requires companies that grow or distribute cannabis to duplicate efforts within each state they wish to legally operate and has limited the development of ‘national’ brands. These laws do not directly affect companies operating in ancillary businesses.

In February 2014, the White House and the Department of the Treasury gave a roadmap for conducting transactions with cannabis companies operating within state regulations. The most sweeping federal reforms to date, however, have come from Congress in the federal spending bill that passed both Houses in June 2015 and continued in June 2016. Congress voted to protect state medical marijuana and hemp laws from federal interference and cut the DEA’s budget. As an example of increased support for the removal of federal laws banning medical marijuana, the medical marijuana-protecting amendment passed the House 219-189 and became law last year and was accepted by a larger 242-186 majority this year, with even more Republican members’ support.

The Senate also introduced The Compassionate Access, Research Expansion and Respect States (CARERS) Act in March 2015, co-sponsored by Senator Rand Paul (R-Ky.) and now by 19 total U.S. Senators, which seeks to drastically reduce the federal government’s ability to crack down on state-legal medical marijuana programs, open the banking system, reclassify cannabis’ Schedule 1 drug rating and encourage more research through several major changes in federal law. This legislation currently is waiting for the Senate Judiciary Chair to grant the bill a hearing.

Ancillary Cannabis-Related Businesses

As more states enact cannabis legislation, the demand for cannabis-related products and services grows. The rapid expansion of the cannabis market combined with more sophisticated management teams and business models entering the market has spurred the development of numerous cannabis-related niche markets. These ancillary markets that do not physically “touch the plant” include infrastructure and support for the cannabis industry in such areas as social media, security, consulting, delivery systems, financial services, software & high-tech, electronic hardware, infused products, extracts & oils, hemp production, ancillary cultivation solutions, and retail.

As mentioned, the federal government still classifies cannabis as a Schedule 1 substance, which leaves many traditional businesses fearing reputational and legal risks of serving the cannabis industry. However, ancillary businesses that do cater to the legal cannabis industry are well positioned to benefit from the growth in the industry.

10

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this report, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” in this report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to raise funds for general corporate purposes and operations;
●	the commercial feasibility and success of our technology;
●	our ability to recruit qualified management and technical personnel; and
●	the other factors discussed in the “Risk Factors” section and elsewhere in this report.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

We have a limited operating history and face many of the risks and difficulties frequently encountered by an early stage company.

Although our management team has extensive knowledge of the cannabis industry and closely monitors changes in legislation, we also operate in an evolving industry that may not develop as expected. Furthermore, our operations continue to evolve under our business plan as we continually assess new strategic opportunities for our business within our industry. Assessing the future prospects of our business is challenging in light of both known and unknown risks and difficulties we may encounter. Growth prospects in our industry can be affected by a wide variety of factors including:

●	Competition from other similar companies;
●	Regulatory limitations on the products we can offer and markets we can serve;
●	Other changes in the regulation of medical and recreational cannabis use;
●	Changes in underlying consumer behavior;
●	Our ability to access adequate financing on reasonable terms and our ability to raise additional capital in order to fund our operations;
●	Challenges with new products, services and markets; and
●	Fluctuations in the credit markets and demand for credit.

We may not be able to successfully address these factors, which could negatively impact our growth, harm our business and cause our operating results to be worse than expected.

We may need to secure additional financing.

While we have raised funds that we believe will be sufficient to fund our operations for the next twelve months, we anticipate that we may require additional funds for our operations in the future. If we are not successful in securing additional financing when needed, we may be unable to execute our business strategy, which could result in curtailment of our operations.

Our ability to raise additional capital is uncertain and dependent on numerous factors beyond our control including, but not limited to, economic conditions and availability or lack of availability of credit. We currently do not have any committed external source of funds.

If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

●	continue to expand our development, sales and marketing teams;
●	acquire complementary technologies, products or businesses;
●	if determined to be appropriate, expand our global operations;
●	hire, train and retain employees; and
●	respond to competitive pressures or unanticipated working capital requirements.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, then-existing stockholders’ interests may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect their rights as common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends.

11

Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

We operate in the cannabis industry, which is dependent on state laws and regulations pertaining to such industry; however, under federal law, cannabis remains illegal.

The United States federal government regulates drugs through the Controlled Substances Act (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration (the “DEA”). Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow the use of medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level. Because cannabis is a Schedule I controlled substance, the development of a legal cannabis industry under the laws of these states is in conflict with the CSA, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. The Cole Memo ultimately emphasizes the need for robust state regulation of marijuana. The memorandum “rests on its expectation that state and local governments that have enacted laws authorizing marijuana-related conduct will implement strong and effective regulatory and enforcement systems that will address the threat those state laws could pose to public safety, public health, and other law enforcement interests.” In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations.

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Farr Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the United States Department of Justice (the “DOJ”). The Rohrabacher-Farr Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, a 9th Circuit federal appeals court ruled in United States v. McIntosh that the Rohrabacher-Farr Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law. In March 2015, bipartisan legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

Although these developments have been met with a certain amount of optimism in the cannabis industry, neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted. In addition, the Rohrabacher-Farr Amendment, being an amendment to an appropriations bill that must be renewed annually, has not been renewed beyond April 28, 2017. Furthermore, the ruling in United States v. McIntosh is only applicable in the 9th Circuit, which does not include Colorado, the state where we currently primarily operate. The new administration under President Trump has not yet indicated whether it will change the previously stated policy of low-priority enforcement of federal laws related to cannabis set forth in the Cole Memo or FinCEN Guidelines. The Trump administration could change this policy and decide to strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government.

Additionally, as we are always assessing potential strategic acquisitions of new businesses, we may in the future also pursue opportunities that include growing and distributing medical or recreational cannabis, should we determine that such activities are in the best interest of the Company and our stockholders. Any such pursuit would involve additional risks with respect to the regulation of cannabis.

12

Any potential growth in the cannabis industry continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis industry is dependent upon continued legislative legalization of cannabis at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers and tenants. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be materially adverse to our business.

The cannabis industry faces significant opposition, and any negative trends will adversely affect our business operations.

We are substantially dependent on the continued market acceptance, and the proliferation of consumers, of medical and recreational cannabis. We believe that with further legalization, cannabis will become more accepted, resulting in a growth in consumer demand. However, we cannot predict the future growth rate or future market potential, and any negative outlook on the cannabis industry may adversely affect our business operations.

Large, well-funded business sectors may have strong economic reasons to oppose the development of the cannabis industry. For example, medical cannabis may adversely impact the existing market for the current “cannabis pill” sold by mainstream pharmaceutical companies. Should cannabis displace other drugs or products, the medical cannabis industry could face a material threat from the pharmaceutical industry, which is well-funded and possesses a strong and experienced lobby. Any inroads the pharmaceutical or any other potentially displaced, industry or sector could make in halting or impeding the cannabis industry could have a detrimental impact on our business.

We operate in a highly competitive industry.

The markets for ancillary businesses in the medical marijuana and recreational marijuana industries are competitive and evolving. There is no material aspect of our business that is protected by patents, copyrights, trademarks, or trade names, and we face strong competition from larger companies that may offer similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than us, and there can be no assurance that we will be able to successfully compete against these or other competitors.

Given the rapid changes affecting the global, national, and regional economies generally and the medical marijuana and recreational marijuana industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in our markets, particularly, legal and regulatory changes. Our success will also depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition and results of operations.

We may be unable to obtain capital to fully execute our business plan.

Our business plan involves the acquisition of an additional 15 dispensaries over the next 12-18 month. We anticipate that we will need additional capital in the future to fully execute our business plan. However, there can be no assurance that we will be able to obtain financing on agreeable terms, if at all, and any future sale of our equity securities will dilute the ownership of our existing stockholders and could be at prices substantially below the price of the shares of common stock sold in the past. If we are unable to obtain the necessary capital, we may need to delay the implementation of, or curtail our business plan.

We face risks associated with strategic acquisitions.

As an important part of our business strategy, we intend to acquire additional dispensaries. These acquisitions involve a number of financial, accounting, managerial, operational, legal, compliance and other risks and challenges, including the following, any of which could adversely affect our results of operations:

●	The applicable restrictions on cannabis industry and its participants may limit the number of available suitable businesses and dispensaries that we can acquire;
●	Any acquired dispensary could under-perform relative to our expectations and the price that we paid for it, or not perform in accordance with our anticipated timetable;
●	We may incur or assume significant debt in connection with our acquisitions;
●	Acquisitions could cause our results of operations to differ from our own or the investment community’s expectations in any given period, or over the long term; and
●	Acquisitions could create demands on our management that we may be unable to effectively address, or for which we may incur additional costs.

13

Additionally, following any business acquisition, we could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers.

Our future success depends on our ability to grow and expand our customer base and operational territory.

Our success and the planned growth and expansion of our business depend on our products and services achieving greater and broader acceptance, resulting in a larger customer base, and on the expansion of our operations into new areas and markets. However, there can be no assurance that customers will purchase our products, or that we will be able to continually expand our customer base. Additionally, if we are unable to effectively market or expand our product offerings, we will be unable to grow and expand our business or implement our business strategy.

Operating in new markets may expose us to new operational, regulatory or legal risks and subject us to increased compliance costs. We may need to modify our existing business model and cost structure to comply with local regulatory or other requirements. Facilities we open in new markets may take longer to reach expected revenue and profit levels on a consistent basis, may have higher construction, occupancy or operating costs, and may present different competitive conditions, consumer preferences and spending patterns than we anticipate.

Any of the above could materially impair our ability to increase sales and revenue.

Conditions in the economy, the markets we serve and the financial markets generally may adversely affect our business and results of operations.

Our business is sensitive to general economic conditions. Slower economic growth, volatility in the credit markets, high levels of unemployment, and other challenges that affect the economy adversely could affect us and our customers and suppliers. If growth in the economy or in any of the markets we serve slows for a significant period, if there is a significant deterioration in the economy or such markets or if improvements in the economy do not benefit the markets we serve, our business and results of operations could be adversely affected.

We depend on our management, certain key personnel and board of directors, as well as our ability to attract, retain and motivate qualified personnel.

Our future success depends largely upon the experience, skill, and contacts of our officers and directors, and the loss of the services of these officers or directors may have a material adverse effect upon our business. Additionally, shortages in qualified personnel could also limit our ability to successfully implement our growth plan. As we grow, we will need to attract and retain highly skilled experts in the cannabis industry, as well as managerial, sales and marketing, security and finance personnel. There can be no assurance, however, that we will be able to attract and retain such personnel.

Our reputation and ability to do business may be negatively impacted by the improper conduct by our business partners, employees or agents.

We depend on third party suppliers to produce and timely deliver our inventory. Products purchased from our suppliers are resold to our customers. These suppliers could fail to produce products to our specifications or quality standards and may not deliver units on a timely basis. Any changes in our suppliers to resolve production issues could disrupt our ability to fulfill orders. Any changes in our suppliers to resolve production issues could also disrupt our business due to delays in finding new suppliers.

Furthermore, we cannot provide assurance that our internal controls and compliance systems will always protects us from acts committed by our employees, agents or business partners in violation of U.S. federal or state laws. Any improper acts or allegations could damage our reputation and subject us to civil or criminal investigations and related shareholder lawsuits, could lead to substantial civil and criminal monetary and non-monetary penalties, and could cause us to incur significant legal and investigatory fees.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires that we have an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

Catastrophic events may disrupt our business.

Our inventory, dispensaries and overall operations are vulnerable to damage or interruption from fires, floods, power losses, telecommunications failures, cyber-attacks, terrorist attacks, acts of war, human errors, break-ins and similar events. Additionally, we rely on our third-party suppliers for our inventory . In the event of a catastrophic event, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in our product development, and lengthy interruptions in our services, breaches of data security and loss of critical data, all of which could have an adverse effect on our future operating results.

14

Any new or changes made to laws, regulations, rules or other industry standards affecting our business may have an adverse impact on our financial results.

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business within the cannabis industry, many of which are still evolving and could be interpreted in ways that could harm our business. In the United States, cannabis is currently classified as a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state laws, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

Notwithstanding the CSA, as of the date of this filing, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

Such conflict between federal laws and state laws regarding cannabis has created a complicated environment for cannabis businesses in regards to restrictive banking regulations, interstate trade, IRS tax code and federal bankruptcy laws, especially for companies that directly “touch the plant” such as growers and distributors. For example, since the possession or distribution of cannabis violates federal law, banks that provide services may face the threat of prosecution or sanctions. As a result of being denied banking services or direct access to conventional loans, many of the companies that grow or distribute cannabis directly are forced to transact business on a cash-only basis.

The banking issues created by the federal laws have required the cannabis industry to focus on viable alternatives and have created opportunities for new providers, from finance companies to security and software firms. The issue of interstate trade requires companies that grow or distribute cannabis to duplicate efforts within each state they wish to legally operate and has limited the development of ‘national’ brands. If we are unable to raise capital or conduct operations as a result of various laws and regulations, we may be unable to finance our activities which would have an adverse impact on our operations and financial results.

Our success will be dependent on our ability to attract and retain key personnel.

We believe our success depends on the continued service of our management personnel and upon our ability to attract and retain qualified employees, independent contractors and consultants,. The competition for qualified personnel is intense, and the loss of key personnel or the inability to hire such personnel when needed could have a material adverse impact on our results of operation and financial condition.

Laws and regulations affecting the cannabis industry are constantly changing, and this may affect our consumer base in ways that we are unable to predict.

Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations. We cannot predict the nature of any future laws, regulations, interpretations or applications that may affect us, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the vitality of the cannabis legalization movement or the unification or popularity of the community in favor of legalization, the members of which community form our anticipated consumer base and underpin our business model.

Risks Related to Our Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company’s common stock is quoted on the OTC Pink Market under the symbol “CYVA”. However, there has been minimal reported trading to date in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and may adversely affect the market price of our common stock. A limited market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or assets by using common stock as consideration.

If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

●	variations in our quarterly operating results;
●	announcements that our revenue or income are below analysts’ expectations;
●	general economic slowdowns;
●	sales of large blocks of the Company’s common stock; and
●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

15

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Because we became a public by means of a reverse acquisition, we may not be able to attract the attention of brokerage firms.

Because we became public through a “reverse acquisition”, securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its common stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

Voting power of our shareholders is highly concentrated in one shareholder.

Peach Management LLC currently beneficially owns 11% of our outstanding common stock, as well as one thousand (1,000) shares of Series A Preferred Stock which entitles it to 51% of the voting power. In addition, pursuant to the Certificate of Designation for of the Series A Preferred Stock, the Company is prohibited from designating any other class or series of preferred stock without first obtaining prior approval from the holder of the Series A Preferred Stock. Such concentrated control of the Company may adversely affect the price of our common stock. A shareholder that acquires common stock will not have an effective voice in the management of the Company.

We do not intend to pay dividends for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. A lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

16

Our stockholders may experience significant dilution.

We have a significant number of warrants to purchase our common stock outstanding, the exercise of which would be dilutive to stockholders. In certain instances, the exercise prices are subject to adjustment if we issue or sell shares of our common stock or equity-based instruments at a price per share less than the exercise price then in effect. In such case, both the issuance and the adjustment would be dilutive to stockholders.

We may from time to time finance our future operations or acquisitions through the issuance of equity securities, which securities may also have rights and preferences senior to the rights and preferences of our common stock. We may also grant options to purchase shares of our common stock to our directors, employees and consultants, the exercise of which would also result in dilution to our stockholders.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue, upon obtaining prior consent from the holder of Series A Preferred Stock, up to 9,999,000 shares of our preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This Management’s Discussion and Analysis or Plan of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our products, fluctuations in pricing for our products, and competition.

Business Overview

Cyberspace Vita was incorporated in the State of Nevada on November 7, 2006. Its initial business plan was related to the online sale of vitamins and supplements.

On May 11, 2017, Cyberspace Vita entered into an Exchange Agreement with Cyberspace Vita’s majority shareholder, Project 1493, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico, and the sole member of 1493, pursuant to which the member transferred all of the outstanding membership interests of 1493 to Cyberspace Vita in exchange for 16,690,912 of its restricted shares of common stock and warrants to purchase up to 3,000,000 shares of common stock at an exercise price of $0.50 per share. As a result, 1493 became a wholly-owned subsidiary of the Cyberspace Vita, and the member of 1493 acquired a controlling interest in Cyberspace Vita. For accounting purposes, the Share Exchange was treated as an acquisition of Cyberspace Vita and a recapitalization of 1493. 1493 is the accounting acquirer, and the results of its operations carryover. Accordingly, the operations of Cyberspace Vita are not carried over and have been adjusted to $0.

17

As a result of the acquisition of all the issued and outstanding membership interest of 1493, we have now assumed 1493’s business operations as our own.

Nature of Operations

Project 1493 is a limited liability company organized in Puerto Rico on March 17, 2017. The Company was formerly known as Grey Finland Advisors, LLC (“Grey”), which was organized under the laws of the Commonwealth of Puerto Rico on March 24, 2011, and has had no operations since that time. The Company filed a Certificate of Restoration on March 17, 2017 and elected to change its name to Project 1493, LLC.

1493’s business plan relates to the acquisition, development and operation of medical marijuana dispensaries. 1493 intends to initially operate in Puerto Rico and has executed two Memorandums of Understanding (“MOU”) to acquire four cannabis dispensaries. 1493 anticipates potentially expanding into other markets located within the U.S. and U.S. territories in the future. However, there can be no assurance that we will expand into such markets.

Limited Operating History

There is no historical financial information about us which to base an evaluation of our performance. As of the date of this filing, we have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise in a complicated regulatory environment.

The following discussion and analysis should be read in conjunction with the audited financial statements for Cyberspace Vita, Inc. for the period ended December 31, 2016 and accompanying notes that appear as an exhibit to this Current Report.

DESCRIPTION OF PROPERTY

We are currently in the process of purchasing four (4) dispensaries as follows:

Property Name	Location	Description
Fajardo	Bo. Quebrada de Fajardo, Carr. #3 Km. 44.9, Fajardo, P.R. 00648	● 2,774 square feet
Carolina	65th Infantry Avenue, Km. 11.0, marginal 3, Lomas de Carolina, Carolina, P.R. 00987	● 2,500 square feet
Dorado	Paseo del Plata Shopping Center, Building No. 3, P.R. 696, int. José Efrón Avenue, Dorado, P.R., 00646	● 1,900 square feet
San Juan	Calle Andalucía 509, San Juan, Puerto Rico	● 1,500 square feet

18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT.

The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the completion of the reverse merger described in Items 1.01 and 3.02 of this report by (i) any person or group owning more than 5% of any class of voting securities; (ii) our director and chief executive officer; (iii) our chief financial officer; and (iv) all executive officers and directors as a group as of May 9, 2017. Unless otherwise indicated, the address of all listed stockholders is c/o Cyberspace Vita, Inc., Cond. Madrid Suite 304, 1760 Loiza Street, San Juan, Puerto Rico 00911.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock
Directors and Officers:

Leslie Ball	335,000	(1)	1.11%

Thomas Gingerich	150,000	(1)	* %

All officers and directors as a group (2 person)	485,000		1.60%

Beneficial owners of more than 5%:

Peter Zachariou (2)	1,800,000	(3)	6.00%

Peach Management LLC	19,690,912	(4)(5)	63.48%

Keith Jensen	9,416,667	(6)	29.27%

* Less than 1%

(1)	Includes warrants to purchase up to 100,000 shares of the Company’s common stock exercisable within 60 days.
(2)	The address of Peter Zachariou is 132 Calo Den Real, 07830 San Josep, Ibiza, Spain.
(3)	Includes 100,000 shares withheld by the Company pursuant to the terms of the Exchange Agreement.
(4)	Represents (i) 16,690,912 shares of the Company’s common stock and (ii) warrants to purchase up to 3,000,000 shares of the Company’s common stock, exercisable within 60 days.
(5)	Does not include shares of Series A Preferred Stock held by the shareholder, which gives the holder 51% of the voting power of the Company.
(6)	Represents (i) 7,243,590 shares of the Company’s common stock and (ii) warrants to purchase up to 2,173,077 shares of the Company’s common stock, exercisable within 60 days.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change in control of the Company on May 11, 2017, Alexander Diener, our previous Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director resigned from all of his positions with the Company effective May 11, 2017. Concurrently therewith, Leslie Ball was appointed to serve as our Chief Executive Officer and director, and Thomas Gingerich was appointed to serve as our Chief Financial Officer.

Set forth below is certain information concerning our current director and officers, following the reverse merger:

Name	Age	Positions Held

Leslie Ball	72	Chief Executive Officer

Thomas Gingerich	56	Chief Financial Officer

Leslie Ball serves as a member of our board of directors and is our Chief Executive Officer. Mr. Ball has served as Vice Chairman of the Board of Directors of Cinsay, Inc. since 2009. Before that, Mr. Ball was the Chief Executive Officer and president of Corral West Ranchwear. Under his guidance, the company became one of the largest retailers of western and workware and grew to 140 locations in the United States. At Montgomery Ward Corporation, Mr. Ball was President of Softgoods and Foreign Offices as well as Executive Vice President, where he headed its apparel business. His retail experience also encompasses another 22 years in various executive roles at R.H. Macy, Inc., including President of Macy’s East, President of Macy’s Wholesale, President of Macy’s South, and Chairman and Chief Executive Officer of Macy’s Midwest. Mr. Ball attended the Detroit Institute of Technology.

19

Thomas Gingerich is our Chief Financial Officer. He has 33 years of accounting experience in public and private practice, specializing in tax compliance, structures and tax planning. He is a former Partner at Lain, Faulkner & Co, PC specializing in forensic accounting. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined.

Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

There are currently no committees of the Board of Directors, and the Company does not presently have a director who meets the definition of an “audit committee financial expert”.

Code of Ethics

Our board of directors intends to adopt a code of ethics that our officers, directors and any person who may perform similar functions will be subject to.

20

EXECUTIVE COMPENSATION

No past officer or director of the Company has received any compensation and none is due or payable prior to the reverse merger. Our former sole officer and director, Alexander Diener, did not receive any compensation for the services he rendered to the Company, has not received compensation in the past, and is not accruing any compensation pursuant to any agreement with the Company. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees prior to the reverse merger. In addition, no compensation has been paid or due to our current officers and director.

Employment Agreements with Named Officers

We have not entered into employment agreements our officer but anticipate entering into such agreement in the near future. It is anticipated that such agreement would contain provisions regarding compensation, and other applicable terms relating to competition and term of employment.

Outstanding Equity Awards at Fiscal Year-End

We have not granted any equity or option awards to our executive officers as of December 31, 2016.

Director Compensation

We have not paid any compensation to our directors as of December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Peach Management LLC, an entity owned which is controlled by one of our shareholders, advanced $40,734 to the Company for various prepaid expenses for professional fees and restoration fees for the Company to be in compliance with Puerto Rico laws.

On April 18, 2017 Peach Management LLC made a short term advance of $150,000 to the Company. The proceeds of the loan were used as a 50% deposit for the purchase of the first three dispensaries, according to the Memorandum of Understanding with Puerto Rico Industrial Commercial Holdings Biotech Corporation (“PRICHBC”).

Director Independence

Company currently has one director who does not meet the definition of “independent”.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is quoted on the OTC Pink Market under the symbol “CYVA”. There has been minimal reported trading to date in the Company’s common stock.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarter indicated as reported on the OTC. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Period	High	Low
January 1, 2015-March 31, 2015	$1.00	$1.00
April 1, 2015-June 30, 2015	$1.00	$1.00
July 1, 2015-September 30, 2015	$1.00	$1.00
October 1, 2015-December 31, 2015	$1.00	$1.00
January 1, 2016-March 31, 2016	$1.00	$1.00
April 1, 2016-June 30, 2016	$1.00	$0.96
July 1, 2016-September 30, 2016	$0.96	$0.96
October 1, 2016-December 31, 2016	$0.96	$0.50
January 1, 2017 – March 31, 2017	$0.96	$0.72
April 1, 2017 – May 9, 2017	$0.96	$0.96

As of May 9 2017, there were approximately 28 holders of record of the Company’s common stock.

21

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not adopted any equity compensation plans.

LEGAL PROCEEDINGS

We are not currently involved in any litigation or similar proceedings.

RECENT SALES OF UNREGISTERED SECURITIES

Share Exchange Agreement

On May 11, 2017, Cyberspace Vita, Inc., a Nevada corporation (the “Company”) entered into a share exchange agreement (the “Exchange Agreement”) with Peter Zachariou, the majority shareholder of the Company (the “Shareholder”), Project 1493, LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (“1493”), and the sole member of 1493 (the “Member”), pursuant to which the Member transferred all of the outstanding membership interests of 1493 to the Company in exchange for 16,690,912 restricted shares of common stock of the Company (the “Exchange Shares”) and warrants to purchase up to 3,000,000 shares of common stock at an exercise price of $0.50 per share for a period of three (3) years from the date of issuance (the “Exchange Warrants”, and together with the Exchange Shares, the “Exchange Securities”). The transaction closed on May 11, 2017 (the “Closing Date”).

In connection with the Exchange Agreement, the Company is withholding one hundred thousand (100,000) shares of common stock of the Shareholder for a period of six (6) months, subject to certain post-closing conditions.

As a result, 1493 became a wholly-owned subsidiary of the Company, and the Member acquired a controlling interest in the Company (the “Share Exchange”). For accounting purposes, the Share Exchange was treated as an acquisition of Cyberspace Vita and a recapitalization of 1493. 1493 is the accounting acquirer, and the results of its operations carryover. Accordingly, the operations of Cyberspace Vita are not carried over and have been adjusted to $0.

In issuing the Exchange Securities to the Member, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as, among other things, the transaction did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Debt Exchange Agreement

On May 11, 2017, the Company also entered into a debt exchange agreement (the “Debt Exchange”) with Fountainhead Capital Management Limited (“Fountainhead”), a related party, whereby Fountainhead agreed to cancel a promissory note in the aggregate amount of $510,652 plus accrued interest of $129,265. As consideration, Fountainhead received an aggregate of 1,800,000 shares of the Company’s common stock, of which 200,000 shares of common stock have already been issued.

Private Placement Offering

On May 11, 2017, the Company entered into a subscription agreement (the “Subscription Agreement”) with selected accredited investors (each, an “Investor” and, collectively, the “Investors”). Pursuant to the terms of the Subscription Agreement, the Company had the right to sell in a private placement (the “Offering”) a minimum of $1,000,000 and up to a maximum of $3,300,000 of its securities, consisting of (i) shares of its common stock (“Shares”), and (ii) warrants to purchase shares of common stock (the “Warrants”), at a purchase price of $0.39 per Share. Each Warrant shall be exercisable at any time on or after the date of issuance for a period of three (3) years at an exercise price per share equal to $0.50 per share, subject to adjustment as provided in the agreement evidencing the Warrants. The number of shares of common stock underlying the Warrants is equal to 30% of the number of Shares issued to each Investor in the Offering (the “Warrant Shares”).

The Offering closed on May 11, 2017. The Company issued a total of 8,461,538 Shares and 2,538,462 Warrants to purchase up to 2,538,462 for total gross proceeds of $3,300,000.

Other Issuances

In connection with the Exchange Agreement, Debt Exchange and Subscription Agreement, the Company issued to certain consultants an aggregate of 3,000,000 shares of common stock and warrants to purchase up to an aggregate of 500,000 shares of common stock at an exercise price of $0.50 per share for a period of three (3) years from the date of issuance.

22

In connection with the foregoing issuances, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act for transactions not involving a public offering.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 100,000,000 shares of common stock, par value $0.001, of which 30,000,000 are currently issued and outstanding. We currently have 9,999,000 shares of “blank check” preferred stock, and 1,000 shares of Series A Preferred Stock.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Series A Preferred Stock

The holder of Series A Preferred Stock shall have full voting right and shall vote together as a single class with the holders of the Company’s common stock. The holder of Series A Preferred Stock are entitled to fifty-one percent (51%) of the total votes on all matters brought before shareholders of the Company, regardless of the actual number of shares of Series A Preferred Stock then outstanding. In addition, the Company is prohibited from issuing any other class of preferred stock without first obtaining the prior approval of the holders of Series A Preferred Stock.

Blank Check Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

23

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 and 2.01 which are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

None.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference to this Item 5.01.

Item 5.02 Departure of Directors and Principal Officers, Election of Directors, Appointment of Principal Officers

Reference is made to the disclosure made under Item 1.01 and Item 2.01 which is incorporated herein by reference. For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” under Item 2.01 which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2017, the Company filed a certificate of designation designating 1,000 shares of Series A preferred stock (the “Preferred Stock”). The holder of Preferred Stock shall have full voting right and shall vote together as a single class with the holders of the Company’s common stock. The holder of the Preferred Stock is entitled to fifty-one percent (51%) of the total votes on all matters brought before shareholders of the Company, regardless of the actual number of shares of Preferred Stock then outstanding. In addition, the Company is prohibited from issuing any other class of preferred stock without first obtaining the prior approval of the holders of Preferred Stock.

Item 5.06 Change in Shell Company Status.

As a result of the consummation of the Exchange Agreement described in Item 1.01 of this Current Report on Form 8-K, we are no longer a shell corporation as the term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of Project 1493, LLC are included following the signature page.

(b) Pro forma financial information. See exhibit 99.1.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

24

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
3.3	Certificate of Designation for Series A Preferred Stock
10.1	Share Exchange Agreement, by and among Cyberspace Vita, Inc., Peter Zachariou, the majority shareholder of the Company, Project 1493, LLC, and the sole member of Project 1493, LLC, dated May 11, 2017
10.2	Form of Debt Exchange Agreement
10.3	Form of Subscription Agreement
10.4	Form of Warrant
23.1	Consent of Turner, Stone & Company
99.1	Pro-Forma Financial Information

25

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERSPACE VITA, INC.

Dated: May 15, 2017	By:	/s/ Leslie Ball
	Name:	Leslie Ball
	Title:	Chief Executive Officer

26

Project 1493, LLC

Balance Sheet

April 30, 2017

Assets

Current Assets
Prepaid Expenses	$21,734
Total Current Assets	21,734

Other Assets
Deposit (Note 7)	150,000
Total Other Assets	150,000

Total Assets	$171,734

Liabilities and Member Equity

Current Liabilities
Advances Payable, related party (Note 5)	$20,734
Short term advance, related parties (Notes 5 and 6)	150,000
Total Current Liabilities	170,734

Total Liabilities	170,734

Commitments and Contingencies (Note 7)

Member Equity (Note 3)

Member equity	1,000

Total Member Equity	1,000

Total Liabilities and Member Equity	$171,734

The accompanying footnotes are an integral part of this financial statement.

F-1

Project 1493, LLC

Notes to Balance Sheet

April 30, 2017

1. Nature of Operations

Project 1493, LLC (“Company”) was organized under the laws of the Commonwealth of Puerto Rico on March 17, 2017. The Company was formerly known as Grey Finland Advisors, LLC (“Grey”), which was organized under the laws of the Commonwealth of Puerto Rico on March 24, 2011, and has had no operations since that time. The Company filed a Certificate of Restoration on March 17, 2017 and elected to change its name to Project 1493, LLC.

The Company will operate licensed cannabis dispensaries throughout Puerto Rico. Currently, the Company is focused on identifying sites, purchasing pre-qualifications to dispensary licenses, building sites and opening dispensaries for service. The Company has executed two Memorandums of Understanding (“MOU”) to acquire four cannabis dispensaries. (Note 7).

Omitted financial statements

Since the Company has had nominal activity since its inception through April 30, 2017, the Company is omitting the Statement of Operations and Statement of Cash Flows. The Company has had nominal equity activity since inception through April 30, 2017. As of April 30, 2017 the sole member contributed $1,000. See Note 3.

2. Summary of Significant Accounting Policies

Basis of Presentation

The balance sheet of the Company has been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates and Assumptions

The preparation of the balance sheet in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet.

Cash and cash equivalents

The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. At times, cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions. At April 30, 2017 the Company had no cash.

Revenue Recognition

The Company will recognize revenue when:

●	Persuasive evidence of an arrangement exists:
●	Delivery has occurred;
●	Price is fixed or determinable; and
●	Collectability is reasonably assured.

F-2

The Company follows the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic (“ASC”) 605, “Revenue Recognition”, which includes the guidelines of Staff Accounting Bulletin No. 104 as described above.

Fair Value of Financial Instruments

The carrying value of the Company’s current liabilities approximates fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company will follow the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company was organized under the laws of the Commonwealth of Puerto Rico, and therefore will be taxed at normal U.S. Federal corporate income tax rates.

Recent Accounting Pronouncements

As of April 30, 2017 and through May 10, 2017, there were several new accounting pronouncements issued by the Financial Accounting Standards Board. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or future operating results. The Company will monitor these emerging issues to assess any potential future impact on its financial statements.

3. Member Equity

On March 17, 2017, the Company authorized the issuance of 1,000 units to Peach Management, LLC (“Peach”) for $1,000, used for prepaid expenses on behalf of the Company. Peach is beneficially owned 100% by Christian Briggs, the Company’s sole manager.

4. Income Taxes

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Current and accumulated deferred tax benefit will be at the effective U.S. Federal corporate income tax rates.

F-3

5. Related Party Transactions

Since inception of the Company through April 30, 2017, Peach advanced $20,734, unsecured and payable upon demand, to the Company for various prepaid expenses for professional fees and restoration fees for the Company to be in compliance with Puerto Rico laws. The advance does not bear interest or accrue interest.

On April 18, 2017 Peach made a short term advance of $150,000 to the Company. The proceeds of the loan were used as a 50% deposit for the purchase of the first three dispensaries, according to the Memorandum of Understanding with Puerto Rico Industrial Commercial Holdings Biotech Corporation (“PRICHBC”), an unrelated third party. See Note 7.

6. Short Term Advance

On April 18, 2017 the Company entered into an unsecured short term advance from Peach of $150,000, payable upon demand. The short term advance does not carry an interest rate and is not subject to an interest accrual.

7. Commitments and Contingencies

Reverse Acquisition

On March 22, 2017 the Company entered a binding term sheet (“term sheet”) with Cyberspace Vita, Inc. (“CVI”) whereby CVI will acquire 100% of the membership interests of the Company. The anticipated closing date was April 1, 2017, but was amended on April 28, 2017 to extend the transaction until May 31, 2017. CVI is a publicly traded company listed on the OTC markets. The Company will enter into a securities exchange agreement with CVI which exchange shall qualify as a tax-free reorganization under the U.S. Internal Revenue Code, and pursuant to which all of the outstanding membership interests of the Company will be exchanged for shares of CVI common stock. In the exchange, Peach will receive 16,178,091 CVI shares.

Escrow Agreement

On April 18, 2017, the Company entered into an escrow agreement with PRIHBC with the intention of purchasing three medicinal cannabis dispensaries for $300,000. The agreement states the funds will be held by the escrow agent, Sichenzia Ross Ference Kesner (“Sichenzia”). The Company deposited $150,000 into the escrow account as of April 30, 2017. The escrow agreement expires June 2, 2017. If the Company determines that a misrepresentation of fact has been made, the Company will be entitled to the full reimbursement of any amount that may be held in escrow and termination of the agreement.

Memorandum of Understanding – PRIHBC

On April 19, 2017, the Company entered into a Memorandum of Understanding (“MOU”) with PRIHBC to purchase three medical marijuana dispensaries in Puerto Rico for $300,000. The Company deposited $150,000 into escrow with Sichenzia for a deposit towards the purchase price. The agreement sells all legal rights, permits, licenses, leasing contracts and assets of the three dispensaries from PRIHBC to the Company. The Company is in the 45 day due diligence period, which ends June 2, 2017 and the funds have not been disbursed from escrow. During the due diligence period, the Company has exclusive negotiation rights regarding the proposed acquisition. The Company can terminate the MOU for misrepresentation of material facts with the due diligence period or failure to cooperate with the Company during the due diligence period as it may pertain to furnishing material information related to the representations made by PRIHBC.

F-4

Memorandum of Understanding – Good Vibes Distributors, LLC (“Good Vibes”)

On April 6, 2017, the Company entered into a MOU with Good Vibes to purchase one medicinal cannabis dispensary in Puerto Rico for $75,000. The MOU called for $7,500 funded into escrow with Sichenzia for a deposit towards the purchase price. As of May 10, 2017 the deposit has not been made to the escrow account. The agreement sells all assets, rights and licenses from Good Vibes to the Company. The Company is in the 45 day due diligence period which ends on May 21, 2017. During the due diligence period, the Company has exclusive negotiation rights regarding the proposed acquisition. The agreement establishes a non-compete clause with Good Vibes for a five mile radius of the dispensary. The Company can terminate the MOU for misrepresentation of material facts with the due diligence period or failure to cooperate with the Company during the due diligence period as it may pertain to furnishing material information related to the representations made by Good Vibes. If there is a misrepresentation by Good Vibes, the Company is entitled to any amount held in escrow and $50,000 for legal and accounting expenses incurred during the due diligence period.

Long Term Supply Agreement

On April 18, 2017 the Company entered into a long term supply agreement (“supply agreement”) with to purchase flower and manufactured products for the dispensaries upon approval of the appropriate licensing by the Puerto Rico Department of Health. The Company will purchase at least 50% of all flower and manufactured products to be sold in the dispensaries owned by the Company or its affiliates. The supply agreement is valid for ten years from the moment of its coming into effect. If neither party announces termination of the supply agreement thirty days before its stated expiration, the supply agreement shall be automatically extended for each subsequent year with no limit of years.

Risk of Prosecution for Marijuana-Related Companies

A company that is connected to the marijuana industry must be aware that marijuana-related companies may be at risk of federal, and perhaps state, criminal prosecution. The Department of Treasury recently issued guidance noting: “The Controlled Substances Act” (“CSA”) makes it illegal under federal law to manufacture, distribute, or dispense marijuana. Many states impose and enforce similar prohibitions. Notwithstanding the federal ban, as of the date of this guidance, 20 states and the District of Columbia have legalized certain marijuana-related activity.

F-5